UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 20, 2008

BIGSTRING CORPORATION
(Exact name of registrant as specified in charter)

Delaware	000-51661	20-0297832
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Harding Road, Suite E, Red Bank, New Jersey	07701
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (732) 741-2840

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.                Other Events.

On October 20, 2008, BigString Corporation (“BigString”) issued a press release announcing that it has signed a non-binding letter of intent with VIPConnectz USA, Inc. (“VIPConnectz”) whereby BigString and VIPConnectz will combine in a strategic business combination transaction.  A copy of the press release is attached hereto as Exhibit 99.1.

On October 22, 2008, BigString issued a press release announcing that it has released a new Short Message Service text messaging application for BlackBerry phones that permits both personal and business users to send self-destructing text messages and pictures.  A copy of the press release is attached hereto as Exhibit 99.2.

Nothing contained in this Current Report on Form 8-K, including the Exhibits attached hereto, shall constitute an offer to sell, or the solicitation of an offer to sell, or an offer to buy, or the solicitation of an offer to buy, any securities, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction, or the availability of an applicable exemption therefrom. No offering of securities shall be made by BigString except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an applicable exemption from such requirements.

Section 9 – Financial Statements and Exhibits

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits:

Exhibit
Number	Description

99.1	Press Release Re: BigString Corporation Signs Letter of Intent to Enter into a Strategic Business Combination Transaction with VIPConnectz USA, Inc.

99.2	Press Release Re: Self-Destructing SMS Text Messaging Application for BlackBerry Phones Available from BigString Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIGSTRING CORPORATION
(Registrant)

By:	/s/ Darin M. Myman
Darin M. Myman
President and Chief Executive Officer
Date:  October 23, 2008

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release Re: BigString Corporation Signs Letter of Intent to Enter into a Strategic Business Combination Transaction with VIPConnectz USA, Inc.

99.2	Press Release Re: Self-Destructing SMS Text Messaging Application for BlackBerry Phones Available from BigString Corporation.